                                  SECURITIES
                            AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          October 15, 1996
                                                          ----------------

                          Citadel Holding Corporation
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

         Delaware                        1-8625                 95-3885184
--------------------------------------------------------------------------------
 (State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)                File Number)          Identification No.)

550 South Hope Street, Suite 1825, Los Angeles, California         90071
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code (213) 239-0540
                                                   --------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On October 15, 1996, the Registrant consummated the transactions contemplated by an exchange agreement (the "Exchange Agreement") dated as of September 4, 1996 among Registrant ("CHC"), its wholly-owned subsidiary Citadel Acquisition Corp., Inc. ("CAC" and collectively with CHC, "Citadel"), Craig Corporation ("CC"), its wholly-owned subsidiary Craig Management, Inc. ("CMI" and collectively with CC, "Craig"), Reading Entertainment, Inc. ("RE") and its wholly-owned subsidiary Reading Company ("RC" and collectively with RE, "Reading"), as previously disclosed in the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996. Pursuant to the Exchange Agreement, CC transferred to RE 1,329,114 shares of CHC 3% Cumulative Voting Convertible Preferred Stock (the "CHC Preferred Stock"), in exchange for certain common and preferred stock of RE, valued at $5.25 million, the stated value of the CHC Preferred Stock.

     Under the terms of the CHC Preferred Stock, CHC has the right, at any time after November 10, 1997, to redeem the CHC Preferred Stock, in whole or in part, for a redemption price equal to the stated value of the CHC Preferred Stock ($3.95 per share), plus accrued and unpaid dividends, plus a premium equal to an accrual from November 10, 1998 on the stated value at a percentage per annum (the "Accrual Percentage") of 9% until November 10, 1998, decreasing 1% each year thereafter until the Accrual Percentage reaches zero. In addition, if, at the date a holder of shares of CHC Preferred Stock elects to convert such shares into CHC Common Stock, the market price of the CHC Common Stock is less than $3.00 per share, CHC has the right to redeem such shares of CHC Preferred Stock, at the same redemption price. Finally, if a change in control (as defined) of CHC occurs, each holder of CHC Preferred Stock has the right to require redemption of the shares of CHC Preferred Stock held by him, also at the same redemption price.

     Pursuant to the Exchange Agreement, RE exchanged with CHC the CHC
     Preferred Stock for an equal number of shares of CHC's Series B 3% Cumulative Voting Convertible Preferred Stock (the "CHC Series B Preferred Stock"). The terms of the CHC Series B Preferred Stock are substantially identical to the terms of the CHC Preferred Stock except that (i) the Accrual Percentage is 3% from and after the Closing Date and (ii) except on a change in control of CHC, the holders of the CHC Series B Preferred Stock do not have the right to convert the CHC Preferred Stock into CHC Common Stock during the one-year period commencing on the 15th day following the filing of CHC's Annual Report on Form 10-K for the year ending December 31, 1996.

     The transactions described above were part of a group of transactions (collectively the "Exchange Transaction") provided for in the Exchange Agreement and closed on October 15, 1996, which transactions are more fully described in Item 2 below.

     As a consequence of the Exchange Transaction, the voting power of Craig with respect to RE increased from approximately 52.5% to approximately 77.4%. As a consequence of the Exchange Transaction and as of the closing, RE owned 1,329,114 shares of CHC Series B Preferred Stock, which, when considered with Reading's holdings of CHC Common Stock, represents approximately 39.5% of the aggregate voting power of all outstanding shares of CHC's capital stock. Craig also holds a warrant to purchase 666,000 shares of CHC Common Stock at an exercise price of $3.00 per share. If the CHC Series B Preferred Stock were converted into CHC Common Stock and such warrant held by Craig were exercised, Reading and Craig could hold over a majority of the aggregate voting power of such capital stock (depending on the market price of CHC Common Stock, since the conversion price of the CHC Series B Preferred Stock is based on a 60% trading day average of the market price of the CHC Common Stock).

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On October 15, 1996 (the "Closing Date"), pursuant to the Exchange Agreement, Citadel, through CAC, transferred to RE $7 million cash in consideration of (i) the issuance to CAC of 70,000 shares of RE's Series A Voting Cumulative Convertible Preferred Stock (the "Series A Preferred Stock"), representing, as of the Closing Date, approximately 5% of the voting power of the outstanding capital stock of RE, and (ii) the grant of certain rights to require RE to purchase all or substantially all of Citadel assets in exchange for RE Common Stock. The source of funds for the $7 million paid by Citadel was cash on hand.

     The following summary of the material terms, from CHC's perspective, of the Exchange Transaction is qualified in its entirety by reference to the full text of the agreements and other documents which are exhibits to this Report.

     The Series A Preferred Stock acquired by CAC (i) has a liquidation preference of $100 per share (the "Stated Value"), (ii) bears a cumulative dividend of 6.5%, payable quarterly, and (iii) is convertible any time after 18 months of issuance (or earlier upon a change of control of RE) into shares of RE Common Stock at a conversion price of $11.50 per share. The holders of the Series A Preferred Stock will have the right, during the 90-day period beginning five years after the Closing Date (provided CHC has not exercised the Asset Put Option described below), to require RE to repurchase the shares of Series A Preferred Stock for their aggregate Stated Value plus accrued dividends. In addition, if RE shall fail to pay dividends on the Series A Preferred Stock for four quarters, the holders of the Series A Preferred Stock will have the right to require RE to repurchase such shares, at the same redemption price, provided that such right may not be exercised prior to 18 months after the Closing Date. Finally, following a change in control (as defined) but not after the fifth anniversary of the Closing Date, Citadel will have the right to require RE to repurchase the shares of Series A Preferred Stock owned by Citadel and its affiliates for the same redemption price plus a premium. RE will have certain rights to require conversion of the Series A Preferred Stock and the right under certain conditions to redeem the Series A Preferred Stock at the Stated Value plus accrued and unpaid dividends plus a premium in certain cases. Holders of the Series A Preferred Stock are entitled to 9.64 votes per share held on all matters brought to a vote of the shareholders of RE.

     CAC was formed by CHC to acquire the RE Series A Preferred Stock. In connection with the Exchange Transaction, CHC amended its bylaws to provide generally that: (x) CHC shall not vote any CAC common stock which CHC may own to elect directors of CAC, except on the specific direction of a majority of CHC's independent continuing directors (as defined), and (y) CHC shall at all times have at least one director who is an independent continuing director.

     Also pursuant to the Exchange Agreement, RE, CC, CHC and CAC entered into an Asset Put and Registration Rights Agreement (the "Asset Put Agreement") pursuant to which CHC has the right (the "Asset Put Option"), exercisable at any time after the Closing Date and until 30 days after RE files its Annual Report on Form 10-K for the year ending December 31, 1999, to require RE to acquire substantially all of CHC's assets and assume related liabilities (such as mortgages), for shares of RE Common Stock. RE will not be obligated to acquire (i) the shares of Series A Preferred Stock or RE Common Stock held by CAC (or the capital stock of CAC), (ii) such amount of cash or marketable securities as CHC determines to retain to provide necessary liquidity to Citadel, (iii) such other assets as the Board of Directors of RE determines, are subject to liabilities reasonably likely to be in excess of the fair market value of such assets, (iv) assets acquired by Citadel subsequent to closing without RE's approval to the extent such acquired assets have a value in excess of $5 million or (v) any assets exceeding $30 million in aggregate value. In exchange for CHC's assets in the event CHC exercises the Asset Put Option, RE will deliver to CHC a number of shares of RE Common Stock determined by dividing the value of the RE assets, as determined by appraisal, by a stated value of the Reading Common Stock defined in the Asset Put Agreement. Such value of the RE Common Stock shall be (i) for the first $20 million of assets existing as of the Closing Date and cash proceeds related thereto, $11.75 per share if CHC exercises the Asset Put Option on or before October 31, 1997, and $12.25 thereafter, and (ii) for any additional existing assets, and for any assets acquired after the Closing Date, the average, over the 20-trading day period prior to CHC giving notice of such exercise, of the closing prices of the RE Common Stock. Also, if the closing price of the RE Common Stock exceeds 130% of the price then in effect pursuant to the foregoing clause (i) for 60 consecutive days, RE may give notice of such event to CHC and, if CHC does not exercise the Asset Put Option within 120 days thereafter, the value of the RE Common Stock for all purposes of the Asset Put Option shall be the value determined pursuant to clause (ii).

     Under the Asset Put Agreement, CHC and CAC have certain demand and piggyback registration rights with respect to the shares of RE Common Stock issuable upon conversion of the Series A Preferred Stock or on exercise of the Asset Put Option. CHC and CAC shall be entitled to two demand registrations of such shares of RE Common Stock and to piggyback registration rights, in each case of the expense of RE.

     Reading currently is involved in the Beyond-the-Home entertainment industry through its Cine Vista Cinemas chain of conventional multiplex cinemas in Puerto Rico, its recent acquisition of the Angelika Film Center in New York (a specialty art multiplex cinema and cafe complex), and its work through Reading Australia Pty, Limited to develop a new chain of multiplex cinemas in Australia. RE also has informed CHC that it intends to expand the Angelika Film Center concept to other cities, and currently is reviewing a number of potential locations suitable for such complexes.

     The Exchange Transaction provides CHC an opportunity to make an initial investment, through its investment in RE, in the Beyond-the-Home entertainment industry, and an option, thereafter, to review the implementation by RE of its business plan and, if it approves of the progress made by RE, to make a further investment in this industry through the exercise of the Asset Put Option to exchange all or substantially all of its assets for RE Common Stock. Since the Exchange Transaction did not constitute a sale of all or substantially all of the assets of CHC, no shareholder approval was required or sought, however, exercise of the Asset Put Option may require shareholder approval.

     There is substantial overlap among the managements and Boards of Citadel, Craig and Reading. As a result, the Exchange Transaction was negotiated and recommended to the full board of directors of CHC by an independent committee composed of independent outside directors of CHC, in consultation with independent legal counsel and investment advisors selected by the independent committee. James J. Cotter, the Chairman of the Board of CHC, and S. Craig Tompkins, the Vice Chairman of the Board and the Secretary, Treasurer and Principal Accounting Officer of CHC, are also directors and officers of CC, CMI, RE and RC. Mr. Cotter is the Chairman of the Board of each such companies. Mr. Tompkins is a Director and President of each of such companies. Also, CHC, through its President and Chief Executive Officer, provides consulting services to, and is, in effect, the principal United States real estate advisor to, RE and Craig with respect to cinema development matters. Serving on the independent committee were Ronald I. Simon and Alfred Villasenor, Jr.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)       Exhibits.

          3.5 Amendment to Bylaws of Citadel Holding Corporation (filed herewith).

          4.2 Certificate of Designation of the Series B 3% Cumulative Voting Convertible Preferred Stock of Citadel Holding Corporation (incorporated by reference to Exhibit 4.3 to the Form S-4 Registration Statement dated October 4, 1996 (No. 333-13413) of Reading Entertainment, Inc. (the "Reading Entertainment Registration Statement") on file with the Securities and Exchange Commission).

         10.51 Exchange Agreement dated September 4, 1996 among Citadel Holding Corporation, Citadel Acquisition Corp., Inc., Craig Corporation, Craig Management, Inc., Reading Entertainment, Inc., Reading Company (incorporated by reference to Exhibit 10.22 to the Reading Entertainment Registration Statement).

         10.52 Asset Put and Registration Rights Agreement dated October 15, 1996 among Citadel Holding Corporation, Citadel Acquisition Corp., Inc., Reading Entertainment, Inc., and Craig Corporation (incorporated by reference to Exhibit F to the Proxy Statement Prospectus included in the Reading Entertainment Registration Statement).

         10.53 Certificate of Designation of the Series A Voting Cumulative Convertible Preferred Stock of Reading Entertainment, Inc. (incorporated by reference to Exhibit 4.1 to the Reading Entertainment Registration Statement).

         21    Subsidiaries of the Company (filed herewith).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CITADEL HOLDING CORPORATION

Date October 30, 1996         By:    /s/ Steve Wesson
     ----------------                ----------------------------------
                                     Steve Wesson, President and Chief
                                       Executive Officer

                                       4